UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 1, 2012
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10868 189th Street, Council Bluffs, Iowa 51503	51503
(Address of Principal Executive Offices)		(Zip Code)
(712) 366-0392 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 1, 2012, Southwest Iowa Renewable Energy, LLC (the “Company” or the “Registrant”) issued a press release regarding its results from operations for the quarter ending March 31, 2012.

A copy of the press release has been filed with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2012

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated May 1, 2012.

Southwest Iowa Renewable Energy Announces Results of Second Quarter

Council Bluffs, Iowa ----- May 1, 2012---- On May 1, 2012, Southwest Iowa Renewable Energy, LLC (“SIRE”) announced its unaudited financial results for the second quarter of fiscal year 2012 (“Fiscal 2012”) which ended March 31, 2012.  SIRE reported a net loss of $3,986,680, or $303.42 per unit, compared to a net loss of $674,031, or $51.30 per unit, for the same period during the year ended September 30, 2011 (“Fiscal 2011”).  For Fiscal 2012 through March 31, 2012, SIRE reported a net income of $5,008,642 or $381.20 compared to a net loss of $1,070,349 or $81.46 per unit for the same period in Fiscal 2011. The cash flow provided by (used in) operations for the first two quarters of Fiscal 2012 was $11,343,846, compared to $49,292 for the same period in Fiscal 2011.

Adjusted EBITDA, which is defined as earnings before interest, income taxes, and depreciation and/or amortization (“EBITDA”), as adjusted for unrealized hedging losses (gains), was $1,017,653 for the second quarter in Fiscal 2012 and $8,975,661 for the same period in Fiscal 2011.   Adjusted EBITDA for Fiscal 2012 through March 31, 2012 was $10,933,621 and $15,871,155 for the same period in Fiscal 2011.   At March 31, 2012, SIRE had $10,072,970 million in cash and equivalents and $15,750,000 available under committed loan agreements (subject to satisfaction of specified lending conditions and covenants), as well as an additional $6,250,000 available under uncommitted loan agreements.  For reconciliations of Adjusted EBITDA to net income attributable to SIRE, see “Adjusted EBITDA” below.

Brian Cahill, SIRE’s General Manager and CEO, stated, “Our second quarter in Fiscal 2012, with approximately $4 million in net loss, reflects less than favorable margins resulting from the relative prices of our primary inputs and products during the quarter.   In particular, the decrease in the price of our primary product, ethanol, during the quarter, was a key factor.  However, our continuing net debt reduction of approximately $16.01 million during the first two quarters of Fiscal 2012 will help position us for continuing improvements in liquidity and reductions in interest expense in Fiscal 2012.”

Mr. Cahill also noted, “SIRE’s Board of Directors was pleased to be able to declare our first distribution to members in the March 31 quarter, in the aggregate amount of $1,000,000, or $76.11 per unit, which was paid at the end of April.  This was made possible by steady increases in our production capacity and significant reductions in our debt over the last year.”

The Volumetric Ethanol Excise Tax Credit (“VEETC”), which provided fuel blenders with a tax credit to blend ethanol with gasoline, expired on December 31, 2011.  The loss of VEETC, the volatility of prices of our inputs, coupled with the current competitive dynamics of the fuels market, are expected to result in less favorable margins in the next two quarters of Fiscal 2012, primarily due to the price of ethanol.

About Southwest Iowa Renewable Energy, LLC:

SIRE is an Iowa limited liability company, located in Council Bluffs, Iowa, formed in March, 2005 to construct and operate a 110 million gallon name plate capacity ethanol plant.  SIRE began producing ethanol in February, 2009 and sells its ethanol, modified wet distillers grains with solubles, corn syrup, and corn oil in the

continental United States.   SIRE also sells its dried distillers grains with solubles in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are made in good faith by SIRE  and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and in the Company's subsequent filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE’s business and the effects of general economic conditions on SIRE.  SIRE may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements in this press release expressly qualify all of SIRE’s forward-looking statements.   The forward-looking statements contained in this press release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  SIRE further cautions that such factors are not exhaustive or exclusive.  SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws.

Summary Balance Sheets

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Balance Sheets
ASSETS	March 31, 2012	September 30, 2011
	(Unaudited)
Current Assets
Cash and cash equivalents	$10,072,970	$11,006,590
Restricted cash	302,127	301,361
Accounts receivable	334,799	224,176
Accounts receivable, related party	12,186,321	17,642,245
Due from broker	2,704,846	3,428,450
Derivative financial instruments	161,288	-
Inventory	11,493,884	11,198,147
Prepaid expenses and other	1,490,968	1,107,354
Total current assets	38,747,203	44,908,323

Property, Plant, and Equipment
Land	2,064,090	2,064,090
Plant, Building and Equipment	204,038,946	203,749,761
Office and Other Equipment	742,360	742,360
Total Cost	206,845,396	206,556,211
Accumulated Depreciation	(47,993,686)	(42,293,441)
Net property and equipment	158,851,710	164,262,770

Other Assets
Financing costs, net of amortization of $2,567,831 and $2,341,400	1,625,174	1,538,733
Total other assets	1,625,174	1,538,733
Total Assets	$199,224,087	$210,709,826

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Balance Sheets
LIABILITIES AND MEMBERS’ EQUITY	March 31, 2012	September 30, 2011
	(Unaudited)
Current Liabilities
Accounts payable	$1,838,305	$2,090,561
Accounts payable, related parties	6,140,010	5,239,128
Derivative financial instruments, related party	429,826	2,097,075
Derivative financial instruments	-	2,875,075
Accrued expenses	2,470,673	2,615,092
Accrued expenses, related parties	1,568,460	3,831,583
Distributions payable	1,000,000	-
Current maturities of notes payable	14,173,828	21,236,780
Total current liabilities	27,621,102	$39,985,294
Long Term Liabilities
Notes payable, less current maturities	118,320,614	121,400,805
Other	550,012	600,010
Total long term liabilities	118,870,626	122,000,815
Commitments and Contingencies
Members’ Equity
Members’ capital, 13,139 Units issued and outstanding	76,474,111	76,474,111
Accumulated (deficit)	(23,741,752)	(27,750,394)
Total members’ equity	52,732,359	48,723,717
Total Liabilities and Members’ Equity	$199,224,087	$210,709,826

Financial Results

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Statements of Operations (Unaudited)
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	Six Months Ended March 31, 2012	Six Months Ended March 31, 2011

Revenues	$89,879,969	$79,436,677	$185,076,652	$141,702,420
Cost of Goods Sold
Cost of goods sold-non hedging	90,795,551	68,834,264	176,611,926	126,978,677
Realized & unrealized hedging (gains) and losses	(346,427)	7,723,971	(3,737,067)	8,611,790
Cost of Goods Sold	90,449,124	76,558,235	172,874,859	135,590,467

Gross Margin (Loss)	(569,155)	2,878,442	12,201,793	6,111,953

General and Administrative Expenses	1,016,884	1,158,462	2,329,701	2,359,350

Operating Income (Loss)	(1,586,039)	1,719,980	9,872,092	3,752,603

Other (Income) Expense
Interest income	(6,830)	(3,037)	(11,547)	(7,009)
Interest expense	2,458,627	2,446,374	4,932,991	4,885,938
(Gain)Loss on disposal of fixed assets	10,503	-	10,503	-
Miscellaneous income	(61,659)	(49,326)	(68,497)	(55,977)
Total	2,400,641	2,394,011	4,863,450	4,822,952

Net Income (Loss)	$(3,986,680)	$(674,031)	$5,008,642	$(1,070,349)

Weighted Average Units
Outstanding—Basic & Diluted	13,139	13,139	13,139	13,139
Net income (loss) per unit–basic & diluted	$(303.42)	$(51.30)	$381.20	$(81.46)

Adjusted EBITDA

Management uses Adjusted EBITDA, a non-GAAP measure, to measure the SIRE’s financial performance and to internally manage its business.   Management believes that adjusted EBITDA provides useful information to investors as a measure of comparison with peer and other companies.   Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles.  Adjusted EBITDA calculations may vary from company to company.  Accordingly, our computation of Adjusted EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Adjusted EBITDA (unaudited) for the periods indicated:

Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Amounts	Amounts

Income Statement Data
Revenues	$89,879,969	$79,436,677
Cost of Goods Sold	90,449,124	76,558,235
Gross Margin (Loss)	(569,155)	2,878,442
General and Administrative Expenses	1,016,884	1,158,462
Other Expense	2,400,641	2,394,011
Net (Loss)	$(3,986,680)	$(674,031)
(Loss) per unit:
Basic & diluted	$(303.42)	$(51.30)

Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Amounts	Amounts

Income Statement Data
Revenues	$185,076,652	$141,702,420
Cost of Goods Sold	172,874,859	135,590,467
Gross Margin	12,201,793	6,111,953
General and Administrative Expenses	2,329,701	2,359,350
Other Expense	4,863,450	4,822,952
Net Income (Loss)	$5,008,642	$(1,070,349)
Income (Loss) per unit:
Basic & diluted	$381.20	$(81.46)

Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Amounts	Amounts

Net income (loss)	$(3,986,680)	$(674,031)
Interest Expense, net	2,451,797	2,443,337
Depreciation	2,853,404	3,242,413
EBITDA	$1,318,521	$5,011,719

Unrealized hedging (gains) losses	(300,868)	3,963,942
Adjusted EBITDA	$1,017,653	$8,975,661

Adjusted EBITDA per unit	77.45	$683.13

	Six Months Ended March 31, 2012	Six Months Ended March 31, 2011

	Amounts	Amounts

Net income (loss)	$ 5,008,642	$ (1,070,349)
Interest Expense	4,921,444	4,885,938
Depreciation	5,707,147	8,091,624
EBITDA	$ 15,637,233	$ 11,907,213

Unrealized hedging (gains) losses	(4,703,612)	3,963,942
Adjusted EBITDA	$ 10,933,621	$ 15,871,155

Adjusted EBITDA per unit	832.15	$1,207.94

Statistical Information

	Three Months Ended March 31, 2012 (Unaudited)			Three Months Ended March 31, 2011 (Unaudited)
	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price
Statistical Revenue Information
Denatured Ethanol	32,742,534	77%	$2.11	28,728,974	81%	$2.22
Dry Distiller’s Grains	79,454	17%	$194.89	76,682	18%	$175.87
Corn Oil	3433	3%	$688.18	1,439	1%	$911.00
Wet Distiller’s Grains	28,808	3%	$85.72	10,988	0%	$69.32
Syrup	6,833	0%	$58.32	13,212	0%	$12.44

	Six Months Ended March 31, 2012 (Unaudited)			Six Months Ended March 31, 2011 (Unaudited)
	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price
Statistical Revenue Information
Denatured Ethanol	63,615,819	79%	$2.29	55,062,424	81%	$2.08
Dry Distiller’s Grains	149,830	16%	$196.18	157,042	18%	$154.02
Corn Oil	6,238	3%	$749.43	1,728	1%	$874.00
Wet Distiller’s Grains	51,540	2%	$85.16	16,461	0%	$68.25
Syrup	18,488	0%	$45.70	27,400	0%	$13.71

Contact:
Karen Kroymann, Controller
Southwest Iowa Renewable Energy, LLC
712.366.0392